EXHIBIT 8.1


                                                                     May 5, 1998

Equity One, Inc.
777 17th Street, Penthouse
Miami Beach, Florida, 33139


         Re: Federal Income Tax Considerations Relating to Equity One, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Equity One, Inc., a Maryland corporation (the "Company"), in connection with the proposed issuance of its common stock in a registered public offering and the preparation and filing of a Registration Statement on Form S-11 (Registration No. 333-33977) with the Securities and Exchange Commission on August 20, 1997, as amended (the "Registration Statement"), and the prospectus contained therein (the "Prospectus"). This opinion is provided to you pursuant to section 6.(t)(viii), (xiv) and (xv) of the underwriting agreement among Credit Suisse First Boston Corporation, Morgan Keegan & Company, Inc. and The Robinson-Humphrey Company, LLC, as representatives of the several underwriters, and the Company.

         In rendering our opinion, we have reviewed the Registration Statement and the Prospectus and the documents attached as exhibits thereto, and we have assumed that the statements therein are and will remain true, correct and complete and that actions described in the Prospectus have been or will be taken as described. In addition, we have reviewed documentation and correspondence of and to the Company and presentations and summaries of information of the Company, and spoken with representatives of the Company, regarding the Company's income, assets, operations and records. We have assumed the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all of those documents. We have assumed that all factual matters and analysis in documents submitted to us and all of the other information furnished to us are true, correct and complete. Finally, we have assumed that representations made by the Company to us in the letter attached hereto are true, accurate and complete.

         Based on the foregoing, in reliance thereon and subject thereto, and based on the Code, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, it is our opinion that the statements set forth in the Prospectus under the captions "Prospectus Summary - Tax Status of the Company," "Risk Factors - Failure to Qualify as a Reit Would Cause the Company to be Taxed as a Regular Corporation," and "Federal Income Tax Considerations", insofar as they purport to describe the matters of law referred to therein,

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Equity One, Inc.
May 5, 1998
Page 2

represent the material federal income tax considerations relevant to purchasers of Common Stock, other than existing stockholders of the Company, and are true and correct.

         The foregoing opinion is limited to the matters expressly set forth, and no opinion is to be implied or inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof and are based solely on legal authorities as they currently exist. Those legal authorities are subject to change either prospectively or retroactively, and we assume no obligation to update or supplement this opinion. In addition, any variation or difference in the facts from those set forth or assumed herein could affect the conclusions we have reached. Finally, the Company's qualification and taxation as a REIT depend on the Company's ability to meet (through actual operating results, distribution levels, diversity of stock ownership and other factors) the various qualification tests imposed under the Code, the results of which we have not investigated independently and will not investigate independently, and some of which are outside the control of the Company to satisfy. Accordingly, no assurance can be given that the actual results of the Company's operations for any taxable year have satisfied or will satisfy the REIT qualification tests under the Code.


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Equity One, Inc.
May 5, 1998
Page 3


         This opinion is furnished to you for use in connection with the Registration Statement and the Prospectus. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to the name of our firm under the heading "Federal Income Tax Considerations" in the Registration Statement and Prospectus.

                                                Very truly yours,


                                                /s/ GREENBERG TRAURIG HOFFMAN
                                                    LIPOFF ROSEN & QUENTEL, P.A.